Exhibit 10.4

FUTURE LOAN(S) AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Lender: Usman Kuso

The Company: Lantics Corp.

Whereas the Lender agrees to lend funds to the Company to pay Company’s expenses.

The Parties agree to the following:

1. The duration of this agreement is three years (4) from the date of its execution.

2. The Company will use the funds to pay all Company’s necessary expenses.

3. The Lender will lend up to $120,000. The Lender may lend additional amount after the initial $120,000 loan, but he is not required to do so.

4. The loan(s) are non-interest bearing and payable upon demand after the four years period or when the Company’s financial position allows for repayment.

Date: October 08, 2025

/s/ Usman Kuso________

Usman Kuso

/s/ Usman Kuso________

Lantics Corp. – President